OPTION AGREEMENT

This Option Agreement (the "Agreement") is dated as of this 11th day of July, 2016, among Emerald Medical Applications Corp., a Delaware corporation (the "Company"), Alpha Capital Anstalt and Chi Squared Capital Inc. (each a "Purchaser" and collectively, the "Purchasers").

WHEREAS, on June 20, 2016, the Company and Purchasers entered into a Securities Purchase Agreement ("Securities Purchase Agreement") and related documents ("Transaction Documents") for the purchase of an aggregate $440,000 principal amount of Notes and Warrants; and

WHEREAS, the Company has requested and the Purchasers have agreed to amend the Transaction Documents to permit an additional investor to participate in the Offering pursuant to an Amendment Waiver and Consent to Transaction Documents Agreement dated July 7, 2016.

NOW THEREFORE, in consideration of promises and mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:

1. Capitalized terms used and not otherwise defined herein that are defined in the Securities Purchase Agreement shall have the meanings given to such terms in the Securities Purchase Agreement and Transaction Documents, the terms of which are incorporated herein.

2. Option. Until July 15, 2017 (the "Termination Date"), the Company grants to Purchasers an option ("Option") to purchase an aggregate of up to $385,000 (up to $350,000 for Alpha Capital Anstalt and up to $35,000 for Chi Squared Capital Inc.) of Notes ("Option Notes") and Warrants ("Option Warrants") substantially identical to the Notes and Warrants issued pursuant to the Securities Purchase Agreement except that all time effective or time triggered clauses and provisions of the Transaction Documents insofar as they relate to the Option Notes and Option Warrants shall be determined from the issue date of the Option Notes and Option Warrants and extend for the corresponding periods and until the corresponding extended termination dates or deadlines are as applicable to the Notes and Warrants, mutatis mutandis. Collectively, the Option Notes and Option Warrants issuable upon exercise of the Option are referred to herein as the "Option Securities." Exercise of the Option may be made in whole or part at any time with delivery by Purchaser of a written notice to the Company ("Exercise Notice"). Upon receipt by Purchaser of the Option Securities, Purchaser will forward to the Company payment for the Option Securities purchased. Closings will take place within ten (10) days after notice is given to the Company by Purchaser of such Purchaser’s exercise of the Option. All Closing conditions as described in Section 2.3 of the Securities Purchase Agreement must be complied with, vis-a-vis the Option.

3. Call Provision. Commencing six (6) months after the date of this Agreement, if (i) the VWAP of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. exceeds the greater of (A) $1.00, or (B) 250% of the Conversion Price of the Note in effect for twenty (20) consecutive Trading Days (the "Measurement Period"); (ii) the trading volume of the Common Stock as reported by Bloomberg, L.P. for the principal Trading Market during the Measurement Period exceeds 1,000,000 shares, (iii) all of the Equity Conditions are in effect during each day of the Measurement Period through the Call Date (as defined below), and (iv) all of the Common Stock issuable upon conversion of the Option Notes have been included in an effective Registration Statement allowing the public resale of such underlying Common Stock pursuant to a prospectus that has been current during the entire Measurement Period, then within ten (10) days of the occurrence of all of the above conditions, the Company may accelerate the Termination Date to thirty (30) calendar days after delivery of a Call Notice to Purchaser, during which period Purchaser may exercise the Option. The Company shall deliver to the Purchaser a written notice (a "Call Notice") of any acceleration of the Termination Date within ten (10) calendar days following the last day of the Measurement Period during which all of the above conditions have been satisfied. On the thirtieth (30th) calendar day after the giving of the Call Notice (the "Call Date"), the portion of this Option for which an Exercise Notice shall not have been received by the Call Date will be cancelled at 5:30 p.m. (local time in New York City, New York). In furtherance of the foregoing, the Company covenants and agrees that it will honor all Exercise Notices that are tendered on or before 5:29 p.m. (local time in New York City, New York) on the Call Date. Unless otherwise agreed to by the Purchaser, a Call Notice must be given to all other Purchasers issued pursuant to this Agreement in proportion to the amount of Option Notes held by all such Purchasers on the date of the Call Notice.

4. Disclosure/Undertaking. The Company undertakes to disclose the terms of this Agreement as well as comply with all of its reporting obligations pursuant to the Securities Exchange Act of 1934. The Company will disclose in a Form 8-K, 10-Q, or 10-K, the terms of this Agreement not later than August 1, 2016. Failure by the Company to publicly disclose the terms of this Agreement will be an Event of Default under the Notes and the Option Notes. After August 1, 2016, Purchasers may publicly disclose this Agreement and the terms hereof.

5. Indemnification. The Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a "Purchaser Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, or (b) any action instituted against Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of its representations, warranties or covenants under this Agreement. The indemnification required by this Section shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6. Anti-Dilution. The conversion price of the Option Notes, the exercise price of the Option Warrants and the number of shares of Common Stock issuable upon conversion and exercise shall be adjusted from and after the date of issue in the same manner and in the same proportion as is applicable to the Notes and Warrants.

7. Legal Fees. The Company shall immediately pay Grushko & Mittman, P.C. a legal fee in the amount of $2,500.

8. Entire Agreement. This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

9. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be made and given in the same manner set forth in Section 5.4 of the June 20, 2016 Securities Purchase Agreement.

10. Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Following a Closing, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement that apply to the "Purchasers."

12. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws and principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the parties agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

14. Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

15. Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

16. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

IN WITNESS WHEREOF, the Company and the undersigned Purchasers have caused this Agreement to be executed as of the date first written above.

EMERALD MEDICAL APPLICATIONS CORP.

/s/: Lior Wayn
Lior Wayn, Chief Executive Officer

THE "PURCHASERS"

ALPHA CAPITAL ANSTALT                       CHI SQUARED CAPITAL INC.

/s/: Konrad Ackermann                                 /s/: Yosef Milgrom
                                                                        Authorized Signatory Authorized Signatory